Exhibit 10.1

Execution Copy

DUOWAN ENTERTAINMENT CORP.

RULES OF THE EMPLOYEE EQUITY INCENTIVE SCHEME

1.	DEFINITIONS AND INTERPRETATION

1.1	In these Rules:

“Adoption Date” means 3 December 2009;

“Allotment Date” means, in respect of any Grantee and any exercise by such Grantee of the Option granted to him, the date on which Shares are allotted to him pursuant to such exercise;

“Administrator” means such person or persons as may be designated by the Board as time to time (as evidenced by a duly passed Board Approval) to be responsible for the implementation of these Rules on behalf of the Board, such person initially being LI Xueling;

“Articles” means the articles of association of the Company;

“Auditors” means the auditors of the Company from time to time;

“Board” means the board of directors for the relevant time being of the Company or a committee of it duly authorised for the purposes of the Scheme;

“Board Approval” means any approval, resolution, determination, discretion, authority or consent to be made or given by a majority of the Board, including consent of at least a majority of the Preferred Directors;

“Cause” means a material breach by the Grantee of any term of its employment, consulting or similar agreement with, or the internal rules and regulations of, the Company or any other Group Company;

DUOWAN EMPLOYEE INCENTIVE RULES

“Cessation Date” means the date on which a notice is given by or to a Grantee to terminate his employment with the Group;

“Company” means Duowan Entertainment Corp. (registered in the British Virgin Islands);

“Date of Grant” means in respect of any Option and/or RS, the date on which the Option and/or RS is granted in accordance with Rule 3.2;

“Escrow Holder” means a third party law firm designated by the Board from time to time to keep and update the records of ESOP and RS ledgers;

“Employee” means any employee, officer and director of or consultant to any member within the Group;

“Exercise Price” means the price per Share at which a Grantee may subscribe for Shares on the exercise of an Option in accordance with Rule 5;

“Exit” means (i) a Listing, (ii) a sale of all or substantially all of the issued share capital of the Company, (iii) a sale by the Company of all or substantially all of its assets, (iv) the passing of an effective resolution or the making of an order of a competent court for the winding up of the Company;

“Fully Diluted Capital” means the share capital of the Company computed on an As Converted Basis, and on a basis deeming all Options and any other subsisting options granted by the Company to subscribe for any shares (of whatever class) or other instrument convertible into shares, to have been exercised (and, if appropriate, subsequently converted) in full;

“Grantee” means any Employee to whom an Option or a RS is granted in accordance with the terms of this Scheme;

“Group” means the Company and its Subsidiaries;

“Group Company” means any company within the Group;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

DUOWAN EMPLOYEE INCENTIVE RULES

“Listing” means the admission of all or any of the share capital of the Company or any holding company incorporated for such purpose to trading on a recognized stock exchange;

“Nominee” means such individual(s) or company(ies) as may be designated by the Company to hold, for the benefit of the Grantee(s), (a) the Shares issued and allotted following the exercise of any Options granted in accordance with this Scheme; and/or (b) the RS issued and allotted in accordance with this Scheme, such Nominees initially being LEI Jun and LI Xueling unless removed or replaced by the Board as evidenced by a duly passed Board Approval;

“Option” means an option to subscribe for Shares granted pursuant to this Scheme;

“Option Agreement” means a written agreement in the form of a deed between the Company and the Grantee to whom an Option is granted in such form as is determined by the Board from time to time;

“Performance Criteria” means any target or targets or condition or conditions specified in the Option Agreement or Restricted Share Agreement (as the case may be) upon which the exercise of the Option or the vesting of the RS shall be conditional (in whole or in part);

“Preferred Directors” means collectively the directors appointed by holders of the Preferred Shares of the Company to the Board;

“Reorganisation” has the meaning set out in Rule 9.1;

“Restricted Share Agreement” means a written agreement in the form of a deed between the Company and the Grantee to whom a RS is granted in such form as is determined by the Board from time to time;

“RS” means the Shares (subject to adjustment for share splits, share dividends, share combinations, reclassifications or similar events) issued and allotted subject to the various restrictions in accordance with the rules of this Scheme;

“Rules” means the rules of the Scheme;

“Scheme” means this employee equity incentive scheme as from time to time in force;

DUOWAN EMPLOYEE INCENTIVE RULES

“Shares” means the common shares of no par value in the share capital of the Company (or any other denomination or renominated value of share created from the sub-division, consolidation, reclassification or reorganisation thereof);

“Subsidiary” means, at the relevant date of determination, any companies of which actual or de facto control is held, directly or indirectly, by the Company by way of equity ownership or contractual arrangements or otherwise. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in these Rules shall refer to a Subsidiary or Subsidiaries of the Company;

“To grant” means that the Company notifies an employee that he is entitled to vest a certain number of Options and/or RS pursuant to this Scheme;

“To vest” means, in such event that a certain number of Options and/or RS have been granted to an employee, after each date set out in Rule 4.1 and Rule 4.2 respectively or such other date as the Board shall determine with the Board Approval and so notify the Grantee in writing, corresponding number of Options or RS, as the case may be, are held by the Nominee(s) on behalf of the Grantee and the Grantee shall have the right to all the monetary benefits deriving therefrom when such Options are exercised or the RS are allotted, as the case may be;

“US$” means United Stated dollars, the lawful currency of the United States of America.

1.2	Headings are used in these Rules for convenience only and shall not affect their construction or interpretation.

1.3	In these Rules, references to schedules are to schedules to these Rules and references to clauses are to clauses herein and, unless otherwise specified, references to paragraphs are to paragraphs of the clause in which such reference appears and references to annexures are to annexures hereto.

1.4	In these Rules, reference to a person includes any legal or natural person, partnership, trust, company, government or local authority department or other body (whether corporate or unincorporate).

DUOWAN EMPLOYEE INCENTIVE RULES

1.5	In these Rules, unless the context does not so admit, reference to the singular includes a reference to the plural and vice versa and reference to the masculine includes a reference to the feminine and neuter.

1.6	These Rules shall be governed by and construed in accordance with the law of Hong Kong and the Company and each Grantee submits to the exclusive jurisdiction of the courts of Hong Kong.

2.	ADMINISTRATION

2.1	This Scheme shall, upon the Board Approval, be subject to the administration of the Board whose decision as to all matters arising in relation to this Scheme or its interpretation or effect shall (save as otherwise provided herein) be final and binding on all parties.

2.2	Subject to Rule 13, this Scheme shall be valid and effective for a period of ten years commencing on the Adoption Date, after which period no further Options or RS may be granted but these Rules shall remain in force to the extent necessary to give effect to the exercise of any Options granted prior thereto or otherwise as may be required in accordance with the provisions of this Scheme.

2.3	Any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company or the Board herein may be delegated by the Board to the Administrator.

3.	GRANT OF OPTIONS

3.1	The Board may at its absolute discretion grant to any Employee (i) an option to subscribe for such number of Shares; and/or (ii) such number of RS, as its shall determine on the terms of this Scheme.

3.2	An Option or RS shall be granted to an Employee by an Option Agreement or a Restricted Share Agreement (as the case may be) duly executed by the Company and the Grantee on terms and conditions as the Board may from time to time determine, specifying the number of Shares and any other terms and conditions (including, without limitation, any Performance Criteria upon which the exercise of the Option or vesting of the RS shall be conditional) on which it is granted. All Options and RS shall be granted and vested on the terms of these Rules. The Date of Grant of such Option or RS shall be the date on which that Option Agreement or Restricted Share Agreement (as the case may be) is executed.

DUOWAN EMPLOYEE INCENTIVE RULES

3.3	The Option Agreement or Restricted Share Agreement (as the case may be) shall serve as evidence of the grant of the Option or RS (as the case may be) and accordingly no further certificate shall be issued to the Grantee.

4.	VESTING AND LAPSE

4.1	Vesting of Options

Each Option to be granted under this Scheme shall (unless the Board shall otherwise determine with the Board Approval and so provided for in the Option Agreement or Restricted Share Agreement (as the case may be)) vest in the Grantee over not less than a 4-year period as follows:

4.1.1	as to the first 25 per cent of the aggregate number of Shares the subject of the Option, the date ending 12 months after the Date of Grant; and

4.1.2	as to the remaining Shares the subject of the Option, in six (6) equal instalments at the end of each consecutive 6-month interval commencing immediately after the aforesaid initial twelve-month period over the following 36 months.

4.2	Vesting of RS

All RS to be granted under this Scheme shall (unless the Board shall otherwise determine with the Board Approval and so provided for in the Option Agreement or Restricted Share Agreement (as the case may be)) vest in the Grantee as follows:

4.2.1	as to the first 50 per cent of the aggregate number of RS granted, the date ending 24 months after the Date of Grant, subject to the Grantee remaining employed by the Group on the date of vesting;

4.2.2	as to the 25 per cent of the aggregate number of RS granted, the date ending 36 months after the Date of Grant, subject to the Grantee remaining employed by the Group on the date of vesting; and

DUOWAN EMPLOYEE INCENTIVE RULES

4.2.3	as to the remaining 25 per cent the aggregate number of RS granted, the date ending 48 months after the Date of Grant, subject to the Grantee remaining employed by the Group on the date of vesting.

4.3	Acceleration of Vesting

No Option or RS issued pursuant to this Scheme may provide for acceleration of vesting. Notwithstanding the foregoing, with the Board Approval, the Board may grant Options or RS that provides for the acceleration of vesting in accordance with a standard double trigger arrangement, with the first trigger event to be a change of control of the Company or its holding company and the second trigger event to be the involuntary termination of relationship of such Grantee with the Company or any other Group Company other than for Cause within six (6) months of the date of such change of control of the Company.

4.4	Cessation of Employment

4.4.1	In the event that a Grantee ceases to be an Employee for any reason prior to an Exit, the portion of the Option which has not become vested on the Cessation Date (the “Unvested Option”) shall automatically lapse and expire and such Grantee shall have no claim whatsoever in respect of such Option and the portion of the Option which has become vested and has not yet been exercised prior to his Cessation Date (the “Vested Option’) and the Shares issued upon an exercise in compliance with these Rules shall be dealt with in accordance with Rule 7.

4.4.2	In the event that a Grantee ceases to be an Employee for any reason prior to an Exit the portion of the RS which has not become vested on the Cessation Date (the “Unvested RS”), shall automatically lapse and expire and such Grantee shall have no claim whatsoever in respect of such RS, with the portion of the RS which has become vested prior to his Cessation Date (the “Vested RS”) being subject to the restrictions set out in Rule 7.

DUOWAN EMPLOYEE INCENTIVE RULES

5.	EXERCISE PRICE

The Exercise Price in respect of any Option shall be fixed by reference to the date upon which the Option (or the relevant part thereof) is granted, and subject to any adjustments made pursuant to Rule 9, shall be, at the election of the Board:

(a)	the latest valuation price per share certified by the Auditors prior to the date of grant of the relevant Option (or relevant part thereof); or

(b)	the latest price per share at which the Company has issued any shares prior to the date of grant of the relevant Option (or relevant part thereof),

unless the Board otherwise determines with the Board Approval and so provided for in the Option Agreement or Restricted Share Agreement (as the case may be).

6.	EXERCISE OF OPTIONS

6.1	An Option shall be personal to the Grantee and shall not be assignable, unless the Board shall otherwise agree in writing. No Grantee shall in any way sell, transfer, charge, mortgage, encumber or create any interest (legal or beneficial) in favour of any third party over or in relation to any Option other than in accordance with the prior written approval of the Board. No person other than the named Grantee thereof may exercise any Option, unless the Board shall otherwise agree in writing. Any breach of this Rule by a Grantee shall render the Option void and it shall automatically lapse.

6.2	No Grantee shall be entitled to any rights, interest or benefits attached to the Shares issued pursuant to this Scheme unless and until the Option in respect of such Shares has been vested on him and exercised in accordance with the terms of this Scheme.

6.3	An Option shall not be exercisable on any date unless such Performance Criteria as specified in the Option Agreement or Restricted Share Agreement (as the case may be) are satisfied and to the extent that the Option has vested; PROVIDED that notwithstanding anything else in these Scheme where events happen which cause the Board reasonably to consider that any Performance Criteria subject to which any Option has been granted no longer represents a fair measure of performance or any vesting conditions are no longer appropriate, the Board may vary the conditions or criteria to the extent that it considers appropriate.

DUOWAN EMPLOYEE INCENTIVE RULES

6.4	Notwithstanding any other provision of these Rules or any Option Agreement or Restricted Share Agreement (as the case may be) or any other terms on which any Option is granted, no Option may be exercised prior to the occurrence of an Exit, unless the Board shall otherwise agree in the light of the Board Approval and so notify the Grantee separately in writing.

6.5	In the event that an Exit is proposed:

6.5.1	the Company shall use all reasonable endeavours (to the extent permitted by law) to notify all holders of outstanding Options in advance of the Exit;

6.5.2	If the Grantee elects to exercise any Option following such notice, then:

(a)	such exercise shall be conditional upon the Exit becoming unconditionally effective; and

(b)	the Grantee shall be deemed to have authorized the Nominee to take such actions and execute such documents on behalf of each Grantee for the purposes of effecting such Exit; and (ii) the exercise shall be deemed to include on behalf of the Grantee (irrespective of whether Options granted and vested on him have been exercised or not) an undertaking to do all things within his power (including, without limitation, by exercising all voting and other rights attaching to the Shares to be subscribed by him pursuant to such exercise) to facilitate the effective conclusion of the Exit, and (if so required by the Company) to execute a power of attorney authorizing one or more directors of the Company to do such things and exercise such rights on his behalf.

6.6	The Company shall (if any exercising Grantee so requests) permit the payment of the Exercise Price to be satisfied by an appropriate assignment, transfer, direction or authorisation in such form as the Board may reasonably require, having the effect that cash proceeds of the Exit otherwise receivable by the Grantee equal to the amount of the Exercise Price shall be payable to the Company.

6.7	Subject always to Rule 6.8, any Option not exercised in accordance with Rule 6.5 shall remain exercisable following an Exit unless the Company shall otherwise require and so notify the Grantee separately in writing.

DUOWAN EMPLOYEE INCENTIVE RULES

6.8	Notwithstanding any other provision of these Rules or any Option Agreement or Restricted Share Agreement (as the case may be) or any other terms on which any Option is granted or vested, any Shares allotted in accordance with this Scheme will, in all cases, be held by and registered in the name of the Nominee(s), unless the Board shall otherwise agree in writing, and all rights (including without limitation, the voting rights and the right to receive share certificates) attached to such Shares will belong to and be exercised by the Nominee(s) at his sole and absolute discretion, except that the Grantee shall have the right to all the monetary benefits (“Monetary Benefits”) deriving from the Shares when the such Shares are disposed of in accordance with this Scheme.

6.9	Shares to be allotted upon the exercise of an Option will be subject to the provisions of the Articles and will rank pari passu in all respects with the existing fully paid Shares in issue on the relevant Allotment Date, and will entitle the holders thereof to participate in all dividends or other distributions paid or made on or after the Allotment Date.

7.	DISPOSAL OF SHARES

7.1	Notwithstanding any other provision of these Rules or any terms on which any Options and or RS are granted or vested, no Shares may be sold, transferred, charged, mortgaged, encumbered or created any interest (legal or beneficial) or otherwise disposed of (“Disposal”) prior to the occurrence of an Exit, unless the Board shall otherwise agree in the light of the Board Approval and so notify the Grantee in writing separately.

7.2	No Grantee shall make any Disposal in any way of any Shares in favour of any third party other than in accordance with the remaining provisions of this Rule 7.

7.3	Right of First Refusal

7.3.1	If a Grantee proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “Transfer”) any Shares (RS or otherwise) acquired upon exercise of any Option or otherwise obtained according to the Rules of this Scheme, then the Grantee shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Grantee proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

DUOWAN EMPLOYEE INCENTIVE RULES

7.3.2	For 60 days following its receipt of such Transfer Notice, the Company (the “Rightholder”) shall have the right to purchase some or all of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Rightholder elects to purchase any Offered Shares (the Offered Shares to be purchased by the Rightholder hereunder are referred to as the (“Purchased Shares”), it shall give written notice of such election to the Grantee within such 60-day period. Within 10 days after his receipt of such notice, the Grantee shall tender to the Company at its principal offices the certificate or certificates representing the Purchased Shares, duly endorsed in blank by the Grantee or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Purchased Shares to the Rightholder. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Grantee a check in payment of the purchase price for the Purchased Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Rightholder may pay for the Purchased Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Rightholder’s exercise of its option to purchase the Purchased Shares.

7.3.3	If the Rightholder does not elect to acquire all of the Offered Shares, the Grantee may, within the 30-day period following the expiration of the option granted to the Rightholder under Rule 7.3.2 above, transfer the Offered Shares (other than the Purchased Shares) to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred to a third party pursuant to this Rule 7.3 shall remain subject to the repurchase right and transfer restrictions set forth in Rules 7.3 and 7.4 and the lock up provision set forth in Rule 7.5, and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Rule 7.3, Rule 7.4 and Rule 7.5.

DUOWAN EMPLOYEE INCENTIVE RULES

7.3.4	After the time at which the Purchased Shares are required to be delivered to the Rightholder for transfer to the Rightholder pursuant to Rule 7.3.2 above, the Company shall not pay any dividend to the Grantee on account of such Purchased Shares or permit the Grantee to exercise any of the privileges or rights of a stockholder with respect to such Purchased Shares, but shall, in so far as permitted by law, treat the Rightholder as the owner of such Purchased Shares.

7.3.5	The following transactions shall be exempt from the provisions of this Rule 7.3:

(a)	any transfer of Shares to or for the benefit of the Grantee’s spouse or any of his or his spouse’s parents, children, siblings, nieces, nephews or grandchildren, or to a trust or similar entity for his or their benefit;

(b)	any transfer pursuant to an effective registration statement filed by the Company under the U.S. Securities Act of 1933, as amended (the “securities Act”); and

(c)	the sale of all or substantially all of the shares of capital stock of the corporate Nominee (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to Rule 7.3.5(a) above, such Shares shall remain subject to the repurchase right and transfer restrictions set forth in Rule 7.4 and the lock-up agreement set forth in Rule 7.5 according to their respective terms , and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Rule 7.3, Rule 7.4 and Rule 7.5.

7.3.6	The Rightholder may assign its rights to purchase Offered Shares in any particular transaction under this Rule 7.3 to one or more persons or entities.

DUOWAN EMPLOYEE INCENTIVE RULES

7.3.7	The Grantee shall not transfer any Shares, or any interest therein, to any person or entity that is a competitor of the Group, as determined by the Board in its sole discretion, unless such transfer is made in connection with the sale of all or substantially all of the capital stock, assets or business of the Group, by merger, consolidation, sale of assets or otherwise.

7.3.8	The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Rule 7.3, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

7.4	Repurchase Right

7.4.1	Repurchase Upon Cessation of Employment Not for Cause

(a)	When and if the Grantee ceases his employment with the Group Companies not for Cause, the Vested Option, the Vested Shares and any other Shares (subject to adjustment for share splits, share dividends, share combinations, reclassifications or similar events) vested or issued upon exercise of any Option hereunder shall, at the sole discretion of the Company and so notified to the leaving Grantee within 14 days from such cessation (the “Repurchase Notification Period”): (i) be subject to repurchase by the Company at the repurchase price as described in Rule 7.4.1(b); or (ii) be held by a person who is an existing employee of the Group at the relevant time being and is designated by the leaving Grantee according to a properly signed escrow agreement (“Grantee Escrow Agreement”) in form and substance satisfactory to the Company, to hold such Option or Shares for and on his/her behalf. In the latter case, if the leaving Grantee fails to deliver a properly signed Grantee Escrow Agreement to the Company within 30 days from receipt of the aforesaid notification from the Company, such Vested Option and Shares shall automatically lapse and expire and such Grantee shall have no claim whatsoever in respect of such Option and Shares;

DUOWAN EMPLOYEE INCENTIVE RULES

(b)	The price payable by the Company upon repurchase of any Option or Shares pursuant to Rule 7.4.1(a) shall be 80% of the latest price per share at which the Company has issued any shares prior to the date of repurchase, provided that if the leaving Grantee, within a period of one (1) year from the date (“Cessation Date”) on which he ceases to be an Employee of the Group, whether on his own account or on behalf of any other person, firm or company, carry on, engage in or be concerned or interested either as principal or agent or as a shareholder, partner or employee of any other person in any business or activity which involves the offer sale or supply of products or services to customers in the People’s Republic of China or any other territory in which the Group offers such sale or supply for the relevant time being, and competes with the business in which any Group Company is or was engaged in the twelve (12) months prior to the Cessation Date, then the price payable by the Company upon repurchase of any Option or Shares pursuant to Rule 7.4.1 shall be US$1 in total.

7.4.2	Repurchase Upon Cessation of Employment for Cause

(a)	When and if the Grantee ceases his employment with the Group Companies for Cause, the Vested Option, the Vested Shares and any other Shares (subject to adjustment for share splits, share dividends, share combinations, reclassifications or similar events) vested or issued upon exercise of any Option hereunder shall be subject to repurchase by the Company upon a written notification to such Grantee within the Repurchase Notification Period at the repurchase price as described in Rule 7.4.2(b).

(b)	The price payable by the Company upon repurchase of any Option or Shares pursuant to Rule 7.4.2(a) shall be US$1 in total or at a value to be determined by the Board in its sole discretion at the time of repurchase.

The repurchase right under Rule 7.4.1 and Rule 7.4.2 shall be referred to hereinafter as the “Repurchase Right”. The repurchase price payable under Rule 7.4.1 (b) and Rule 7.4.2 (b), as the case may be, shall be referred to hereinafter as the “Repurchase Price”.

DUOWAN EMPLOYEE INCENTIVE RULES

7.4.3	If the Company elects to repurchase the Option or Shares pursuant to Rule 7.4.1 or Rule 7.4.2 (as the case may be), the leaving Grantee shall provide the Company with his/her bank account detail (the “Designated Bank Account”) which shall be valid for at least one year from the expiration of the Repurchase Notification Period. The Repurchase Right with respect to the Option or Shares to be repurchased by the Company from a leaving Grantee shall be exercised by the Company by the end of the calendar year in which the Grantee leaves the Group or by 31 March of the following year (as the case may be) (the “Repurchase Period”). The repurchase shall be effected not later than the last day of the Repurchase Period. On the date on which the repurchase is to be effected, the Company shall pay to the Grantee the corresponding Repurchase Price for such Shares by wiring the same into the Designated Bank Account. The Repurchase Price may be paid by any Group Company, either in US dollars or RMB based on the currency conversion rate announced by the People’s Bank of China on the date immediately before the payment. Upon such payment to the Grantee, the Company shall become the legal and beneficial owner of the Shares (including any additional securities in respect thereof) so repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its permitted assigns the number of Shares (including any additional securities in respect thereof) so repurchased, without further action by the Grantee or any other party.

7.5	Lock-up in connection with a Listing

In addition to the restrictions set forth in Rule 7.3 and Rule 7.4 above, the Grantee shall

7.5.1	not sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any Shares (RS or otherwise) held by the Grantee (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing for a period of 180 days following the consummation of a Listing, and

DUOWAN EMPLOYEE INCENTIVE RULES

7.5.2	execute any agreement reflecting Rule 7.5.1 above as may be requested by the Company or the managing underwriters at the time of such offering.

8.	MAXIMUM NUMBER OF OPTIONS AND RS AVAILABLE

8.1	The maximum number of Shares in respect of which Options and RS may be granted at any time under this Scheme shall be 120,020,001 shares of the common shares of no par value in the share capital of the Company (subject to adjustment pursuant to Rule 9 or any adjustment made with any Board Approval including affirmative consent of at least two-thirds of the Preferred Directors). Such maximum number shall include the number of Shares which would be issued upon the exercise of all outstanding Options by the Grantees (to the extent not already exercised) together with the number of Shares which have already been issued pursuant to the earlier exercise of any Option.

8.2	The maximum numbers of Shares referred to in Rules 7.1 and 7.2 will be adjusted, in such manner as the Auditors shall certify in writing to the Board to be in their opinion fair and reasonable in accordance with Rule 9, in the event of any Reorganisation.

9.	REORGANISATION OF CAPITAL STRUCTURE

9.1	In the event of any alteration in the capital structure of the Company whilst any Option remains exercisable, arising from capitalization of profits or reserves, consolidation, subdivision or reduction of the share capital of the Company (a “Reorganisation”), the Company may make such adjustments as they consider appropriate under Rule 9.

9.2	An adjustment made under this Rule shall be to one or more of the following:

9.2.1	the number of Shares in respect of which any Option granted under the Scheme may be exercised;

9.2.2	the price at which Shares may be acquired by the exercise of any such Option; and

DUOWAN EMPLOYEE INCENTIVE RULES

9.2.3	where any such Option has been exercised but no Shares have been issued pursuant to such exercise, the number of Shares which may be so issued and the price at which they may be acquired.

9.3	Except in the case of a capitalisation issue, no adjustment under Rule 9 shall be made without the prior confirmation in writing by the Auditors to the directors that it is in their opinion fair and reasonable.

9.4	As soon as reasonably practicable after making any adjustment under Rule 9, the Administrator (acting for the Board) shall give notice in writing thereof to each Grantee.

9.5	The capacity of the Auditors in this Rule is that of experts and not as arbitrators and their certification shall, in the absence of manifest error, be final and binding on the Company and the relevant Grantees.

10.	SHARE CAPITAL

10.1	The exercise of any Option shall be subject to the members of the Company in general meeting approving any necessary increase in the maximum authorized share of the Company and the allotment of Shares pursuant to such exercise.

10.2	Subject to Rule 10.1, the Board shall make available sufficient authorised but unissued share capital of the Company to allot Shares on the exercise of any Option or the grant of any RS.

11.	DISPUTES

Any dispute arising in connection with this Scheme (whether as to the number of Shares, the amount of the Exercise Price or otherwise) shall be referred to the decision of the Board whose decision shall, in the absence of manifest error, be final and binding.

12.	ALTERATION OF THIS SCHEME

The Board may by a Board Approval at any time and from time to time make any alteration to the Scheme which it thinks fit without requiring any approval of any Grantee.

DUOWAN EMPLOYEE INCENTIVE RULES

13.	TERMINATION

13.1	The Company may at any time by a resolution of the Board terminate the operation of this Scheme and in such event no further Options or RS will be offered but (subject as provided in Rule 13.2) in all other respects the provisions of this Scheme shall remain in force.

13.2	The Company may by a resolution of the Board and written notice to all Grantees terminate and replace this Scheme with a new employee equity incentive scheme (“Replacement Scheme”) in which case immediately prior to the grant of Options or RS to a Grantee under the Replacement Scheme (on terms no less favourable to the Grantee as to the number of Shares, vesting and exercise price than those attaching to his existing Options or RS) all Options and RS (whether vested or unvested) granted to that Grantee, and all the other rights and obligations of the Grantee, under this Scheme shall automatically lapse.

14.	TAXATION

14.1	A Grantee shall be responsible for obtaining any governmental or other official consent that may be required in any jurisdiction in order to permit the grant, vest, exercise or disposal of his Option and/or RS. The Company shall not be responsible for any failure by a Grantee to obtain any such consent or for any taxation, duty, social security payment or other liability to which a Grantee may become subject as a result of his participation in this Scheme.

14.2	To the greatest extent permitted by law, each Grantee shall pay to the Company on demand an amount equal to the full amount of any actual or future liability to any taxation, levy, duty, social security or other payment incurred by the Company or any other Group Company arising out of the grant, subsistence, vest, exercise or disposal of his Option and/or RS.

15.	MISCELLANEOUS

15.1	This Scheme shall supersede any prior plan or scheme adopted or arrangement made by any Group Company with respect to the subject matter contained herein and supersede all such prior plan, scheme or arrangement in respect thereof.

DUOWAN EMPLOYEE INCENTIVE RULES

15.2	This Scheme and the grant of any Option and RS hereunder shall not form part of any contract of employment between any member of the Group and any Employee, and the rights and obligations of any Employee under the terms of his office or employment shall not be affected by his participation in this Scheme.

15.3	The Scheme shall in all respects be administered by the Board who may from time to time make and vary, with a duly passed Board Approval (including consent of at least two-thirds of the Preferred Directors), such rules and regulations for its conduct not inconsistent with these Rules and may from time to time establish such procedures for administration and implementation of the Scheme as it thinks fit, and in the event of any dispute or disagreement as to the interpretation of the Scheme, or of any rule, regulation or procedure, or as to any question or right arising from or related to the Scheme, the decision of the Board shall be final and binding upon all persons (subject to the written concurrence of the Auditors having been obtained when so required by these Rules)

15.4	The Company will ensure that all necessary books of account and records relating to the Scheme will be properly maintained by its HR department as well as the Escrow Holder.

15.5	The Company shall bear the costs of establishing and administering this Scheme, including any costs of the Nominee(s), Auditors and Escrow Holder in relation to the preparation of any certificate by them or providing any other service in relation to this Scheme.

15.6	Each holder of an Option which has not been exercised and each holder of a RS (vested or unvested) shall be entitled to receive copies of any notices or other documents sent by the Company to holders of Shares in relation to any proposal for an Exit, but not otherwise.

15.7	Any notice or other communication between the Company and a Grantee may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its principal place of business in Guangzhou, the PRC and, in the case of the Grantee, in person or at his address as notified to the Company from time to time.

15.8	Any notice or other communication if sent by the Grantee shall be irrevocable and shall not be effective until actually received by the Company.

DUOWAN EMPLOYEE INCENTIVE RULES

15.9	Any notice or other communication if sent to the Grantee shall be deemed to be given or made:-

(a)	three (3) days after the date of posting, if sent by mail; and

(b)	when delivered, if delivered by hand.

15.10	These Rules are written in English only. Any Chinese translation is produced for reference only. If there is any inconsistency between the English version and the Chinese translation, the English version shall prevail.

DUOWAN ENTERTAINMENT CORP.

(Chop)

DUOWAN EMPLOYEE INCENTIVE RULES